EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Triangle Petroleum Corporation (the "Company") on Form 10-Q for the period ending April 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Gustafson, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Triangle Petroleum Corporation and will be retained by Triangle Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ MARK GUSTAFSON
Mark Gustafson
President (Principal Executive Officer)
June 13, 2007